Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Tennant Company:

We consent to the incorporation by reference in Registration Statement (No. 333-114884) on Form S-8 of Tennant Company of our report dated June 24, 2011, relating to the December 31, 2010, financial statement of the Tennant Company Profit Sharing and Employee Stock Ownership Plan, which appears in this Form 11-K as of and for the year ended December 31, 2011.

/s/ McGladrey LLP

Minneapolis, Minnesota
June 27, 2012